CONTACTS:

MEDIA:
Fred Solomon
(412) 762-7544
corporate.communications@pnc.com

INVESTORS:
William H. Callihan
(412) 762-8257
investor.relations@pnc.com

PNC TO ACQUIRE STERLING
Expected to result in No. 1 deposit share in central Pennsylvania

     PITTSBURGH, July 19, 2007 – The PNC Financial Services Group, Inc. (NYSE: PNC), with $126 billion in assets, announced today that it has signed a definitive agreement to acquire Lancaster, Pa.-based Sterling Financial Corporation (NASDAQ: SLFI), with approximately $3.3 billion in assets, for $565 million in stock and cash, or approximately $19.00 per share.

     Sterling provides banking and other financial services, including leasing, trust, investment and brokerage, to individuals and businesses through 67 branches in Pennsylvania, Maryland and Delaware. Sterling has built a leading deposit share in several Pennsylvania counties, and subsequent to this transaction PNC expects to become No. 1 in deposit share in its central Pennsylvania footprint.

     “Sterling’s strong deposit share and outstanding retail banking model make it an ideal fit for PNC. This acquisition provides a meaningful entry into several of the fastest growing Pennsylvania counties and joins our Pennsylvania markets of Harrisburg and Philadelphia to our new Greater Baltimore region,” said PNC President Joseph C. Guyaux. “The transaction meets PNC’s disciplined guidelines for the deployment of capital, and we expect it to be accretive to earnings in 2009 with a 15 percent internal rate of return.”

     PNC conducted extensive due diligence of Sterling that included its books and records and an assessment of all legal actions pending against the company. Based on this due diligence, PNC believes that previously disclosed accounting issues associated with Sterling’s Equipment Finance, LLC are confined to that unit. PNC expects to take a one-time after-tax charge of $28 million related to the closing of the transaction.

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PNC to Acquire Sterling – Page 2

     PNC anticipates having the capital flexibility to continue its current common stock repurchase program for 2007.

     The acquisition is expected to close in the first quarter of 2008, subject to customary closing conditions, including regulatory approvals and approval by Sterling shareholders, with conversion planned for the third quarter of 2008.

     Under the purchase agreement, which has been approved by the boards of directors of both companies, Sterling will merge into PNC. The transaction values each common share of Sterling stock at $19.00 based on PNC’s closing NYSE stock price of $73.87 on July 17, 2007. The aggregate consideration for the Sterling common stock is comprised of approximately 4.540 million shares of PNC common stock and $224 million in cash and is based on 29.425 million shares of Sterling common stock currently outstanding. The consideration a Sterling shareholder will receive is equivalent in the aggregate to .1543 shares of PNC common stock and $7.60 in cash per share of Sterling common stock. Sterling shareholders will be entitled to elect to receive the merger consideration in shares of PNC common stock or in cash, subject to proration if either cash or stock is oversubscribed. All Sterling stock options have vested as a result of Sterling’s agreement with PNC. Options not exercised by the closing date will convert to PNC options for the remaining term at the conversion date.

     The actual value of the purchase consideration to be paid upon closing to each Sterling shareholder will depend on the average PNC stock price shortly prior to completion of the merger, and the cash and stock components on a per Sterling share basis will be determined at that time based on the average PNC stock price so that each share of Sterling receives consideration representing equal value.

     Sterling is a diversified financial services company. Its banking businesses include the Bank of Lancaster County, Bank of Hanover, Bay First Bank, PennSterling Bank, Bank of Lebanon County, Pennsylvania State Bank, and Delaware Sterling Bank & Trust Company. It also operates fleet and equipment leasing unit Town & Country Leasing. Sterling offers trust, investment and brokerage services through Sterling Financial Trust Company, Church Capital Management LLC and Bainbridge Securities, Inc.

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PNC to Acquire Sterling – Page 3

     Keefe, Bruyette & Woods, Inc. and Sullivan & Cromwell, LLP, respectively, acted as the financial and legal advisers to Sterling. Sandler O’Neill & Partners, LP and Wachtell Lipton Rosen & Katz, respectively, acted as the financial and legal advisers to PNC.

     The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.

Sterling and PNC Pricing Data

Deal Pricing Metrics	Sterling	Median Comparables
Price/Adjusted 2006 EPS*	22.8	22.5
Adjusted Tangible Premium/Core Deposits**	21.0	24.7

*Adjusted 2006 EPS based on reported earnings less reported Commercial Finance segment earnings of $17 million.

**Adjusted Tangible Premium computed using 2006 reported tangible book value less assumed $165 million charge for impairment related to Commercial Finance segment.

Reported amounts from Sterling's 2006 Form 10-K as originally filed. Assumed impairment charge based on estimates contained in Sterling's Form 8-K dated May 23, 2007.

Comparables based on recent acquisitions of banking companies with assets between $750 million and $11.5 billion.

Sterling and PNC Demographic Data

				Projected 5-Year Growth
			Median
		Proforma Deposit	HH	HH Income	Population
	Rank	Share	Income
Lancaster PA	2	17%	$55,546	17.6%	4.6%
York PA	5	8	55,118	17.4	6.2
Adams PA	2	36	51,500	16.8	9.0
Cecil MD	1	22%	59,940	12.6	14.2
Sterling Footprint	-	-	56,250	17.3	6.0
PNC Footprint	-	-	$60,694	18.5%	3.6%
Source: SNL Financial, 2006

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PNC to Acquire Sterling – Page 4

Sterling and PNC Locations

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PNC to Acquire Sterling – Page 5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Sterling Financial Corporation (Sterling), the expected costs to be incurred in connection with the acquisition, Sterling's future performance and consequences of its integration into PNC, and the impact of the transaction on PNC's future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Sterling assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Sterling generally that are disclosed in the 2006 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Sterling (accessible on the SEC's Web site at www.sec.gov and on PNC's Web site at www.pnc.com and on Sterling's Web site at www.sterlingfi.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

•	Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC's financial statements will be affected by the timing of the transaction.

•	The transaction may be substantially more expensive to complete (including the integration of Sterling's businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•	The integration of Sterling's business and operations into PNC, which will include conversion of Sterling's different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Sterling's or PNC's existing businesses.

•	The anticipated benefits to PNC are dependent in part on Sterling's business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC's and Sterling's performance or due to factors related to the acquisition of Sterling and the process of integrating it into PNC.

•	Internal and governmental reviews and investigations relating to the previously announced issues associated with Sterling's Equipment Finance, LLC unit, as well as litigation arising out of those issues, are on-going and the timing and impact of completion of those reviews, investigations, and litigation are uncertain and could impact the timing of completion of the acquisition or the timing or realization of the anticipated benefits to PNC.

ADDITIONAL INFORMATION ABOUT THE PNC/STERLING FINANCIAL CORPORATION TRANSACTION

The PNC Financial Services Group, Inc. and Sterling Financial Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's Web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Sterling Financial Corporation will be available free of charge from Sterling Financial Corporation by contacting Shareholder Relations at (877) 248-6420.

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PNC to Acquire Sterling – Page 6

The directors, executive officers, and certain other members of management and employees of Sterling Financial Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Sterling Financial Corporation. Information about the directors and executive officers of Sterling Financial Corporation is included in the proxy statement for its May 8, 2007 annual meeting of shareholders, which was filed with the SEC on April 2, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

ADDITIONAL INFORMATION ABOUT THE YARDVILLE NATIONAL BANCORP TRANSACTION

The PNC Financial Services Group, Inc. (“PNC”) and Yardville National Bancorp (“Yardville”) have filed with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a preliminary version of a proxy statement of Yardville that also constitutes a preliminary prospectus of PNC. The S-4 has not yet become effective. The parties will file other relevant documents concerning the proposed transaction with the SEC. Following the S-4 being declared effective by the SEC, Yardville intends to mail the final proxy statement to its shareholders. Such final documents, however, are not currently available. WE URGE INVESTORS TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents, if and when they become available, free of charge at the SEC's Web site (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Yardville will be available free of charge from Yardville by contacting Howard N. Hall, Assistant Treasurer's Office, 2465 Kuser Road, Hamilton, NJ 08690 or by calling (609) 631-6223.

The directors, executive officers, and certain other members of management and employees of Yardville are participants in the solicitation of proxies in favor of the merger from the shareholders of Yardville. Information about the directors and executive officers of Yardville is set forth in its Annual Report on Form 10-K filed on March 30, 2007 for the year ended December 31, 2006, as amended by the Form 10-K/A filed on May 10, 2007. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

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